As filed with the Securities and Exchange Commission on June 15, 2009

Registration Statement No. 333-159485

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

Amendment No. 1
to

FORM S-3

REGISTRATION STATEMENT
UNDER THE SECURITIES ACT OF 1933

NovaDel Pharma Inc.
(Exact name of Registrant as Specified in Its Charter)

Delaware	2834	22-2407152
(State or other jurisdiction of incorporation or	(Primary Standard Industrial	(I.R.S. Employer Identification No.)
organization)	Classification Code)

25 Minneakoning Road
Flemington, NJ 08822
(908) 782-3431
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Steven B. Ratoff
Chairman, Interim President and Chief Executive Officer and Interim Chief Financial Officer

NovaDel Pharma Inc.
25 Minneakoning Road
Flemington, NJ 08822
(908) 782-3431
(Name, address, including zip code, and telephone number including area code, of agent for service)

Copies to:
Emilio Ragosa, Esq.
Morgan, Lewis & Bockius, LLP, 502 Carnegie Center, Princeton, New Jersey 08540 (609) 919-6600

          Approximate date of commencement of proposed sale to public: From time to time or at one time after this Registration Statement becomes effective in light of market conditions and other factors.

          If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

          If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

          If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

          If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☐

          If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer ☐	Accelerated filer ☐
Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☒

          The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act or until the registration statement shall become effective on such date as the Commission, acting pursuant to said Section 8(a), may determine.

Explanatory Note

          This Amendment No. 1 to the Registrant’s Registration Statement on Form S-3 (File No. 333-159485) is being filed solely for the purpose of correcting the signature pages to the registration statement, and no changes or additions are being made hereby to the prospectus, which forms a part of the registration statement. Accordingly, the prospectus has been omitted from this filing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14.	Other Expenses of Issuance and Distribution

          The following table sets forth an itemization of the various expenses, all of which we will pay, in connection with the issuance and distribution of the securities being registered. All of the amounts shown are estimated except the SEC Registration Fee.

SEC Registration Fee	$590
Printing and Engraving Fees	15,000
Legal Fees and Expenses	15,000
Accounting Fees and Expenses	20,000
Transfer Agent and Registrar Fees	10,000
Trustee’s Fees and Expenses	10,000
Miscellaneous	9,410

Total	$80,000

Item 15.	Indemnification of Directors and Officers

          Section 145 of the Delaware General Corporation Law (the “DGCL”) empowers a corporation to indemnify its directors and officers and to purchase insurance with respect to liability arising out of the performance of their duties as directors and officers. The DGCL provides further that the indemnification permitted thereunder shall not be deemed exclusive of any other rights to which the directors and officers may be entitled under the corporation’s by-laws, any agreement, vote of stockholders or otherwise.

          Article Nine of our Certificate of Incorporation eliminates the personal liability of directors to the fullest extent permitted by Section 102 of the DGCL. Article Ten provides for indemnification of all persons whom we shall have the power to indemnify pursuant to Section 145 of the DGCL.

          The effect of the foregoing is to require us, to the extent permitted by law, to indemnify our officers and directors for any claims arising against such persons in their official capacities if such persons acted in good faith and in a manner that they reasonably believed to be in or not opposed to our best interests, and, with respect to any criminal action or proceeding, had no reasonable cause to believe their conduct was unlawful. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

          We currently have liability insurance coverage for our officers and directors.

Item 16.	Exhibits

          The exhibits to this Registration Statement are listed in the Exhibit Index to this Registration Statement, which Exhibit Index is hereby incorporated by reference.

Item 17.	Undertakings

          (a) The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this Registration Statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the Registration Statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the Registration Statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement; and

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the Registration Statement or any material change to such information in the Registration Statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by these paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this Registration Statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the Registration Statement.

          (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

                    (i) Each prospectus filed by the registrant pursuant to Rule 424(b)(3)shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

                    (ii) Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5) That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities:

          The undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i) Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii) Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

                    (iii) The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv) Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the Registration Statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(d) The undersigned registrant hereby undertakes that:

          (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

          (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (e) If and when applicable, the undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this amendment no. 1 to this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Flemington, State of New Jersey on June 15, 2009.

NOVADEL PHARMA INC.

By:	/s/ STEVEN B. RATOFF

Steven B. Ratoff
Chairman, Interim President and Chief
Executive Officer and Interim Chief
Financial Officer

          Pursuant to the requirements of the Securities Act, this amendment no. 1 to the registration statement has been signed by the following persons in the capacities and on the dates indicated.

SIGNATURES	TITLE	DATE

/S/ STEVEN B. RATOFF	Chairman, Interim President and Chief Executive Officer, Interim Chief Financial Officer (Principal Executive Officer and Principal Financial Officer)	June 15, 2009

Steven B. Ratoff

/S/ JOSEPH WARUSZ	Principal Accounting Officer	June 15, 2009

Joseph Warusz

*	Director	June 15, 2009

Mark J. Baric

*	Director	June 15, 2009

Thomas E. Bonney

*	Director	June 15, 2009

William F. Hamilton, Ph.D.

*	Director	June 15, 2009

J. Jay Lobell

*	Director	June 15, 2009

Charles Nemeroff

* /S/ STEVEN B. RATOFF

By: Steven B. Ratoff, Attorney in Fact

EXHIBIT INDEX

Exhibit No.	Description

1.1	Form of Underwriting Agreement *

4.1	Form of Senior Indenture ***

4.2	Form of Subordinated Indenture ***

4.3	Certificate of Designations of Preferred Stock *

4.4	Form of Preferred Stock Certificate *

4.5	Form of Warrant *

5.1	Opinion of Morgan, Lewis & Bockius, LLP **

12.1	Statement of Computation of Ratios of Earnings to Fixed Charges **

23.1	Consent of J.H. Cohn LLP, Independent Auditors **

23.2	Consent of Morgan, Lewis & Bockius LLP (included in Exhibit 5.1) **

24.1	Powers of Attorney (included on signature page to this Registration Statement) **

25.1	Form T-1 Statement of Eligibility of Law Debenture Trust Company of New York, as trustee under the Senior Indenture ***

25.2	Form T-1 Statement of Eligibility of Law Debenture Trust Company of New York, as trustee under the Subordinated Indenture ***

*	To be filed, if necessary, by amendment as an exhibit to a report pursuant to Sections 13(a), 13(c) or 15(d) of the Exchange Act or subsequent Current Report on Form 8-K.

**	Previously filed with the original registration statement.

***	To be filed by pre-effective amendment.